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                                                                 EXHIBIT 10.13



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE IS SUBJECT TO THE TERMS OF A SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF DECEMBER 31, 1999, BY AND AMONG SALESLOGIX CORPORATION, AS ISSUER, AND BA TECHNOLOGY I, LLC AND GE CAPITAL EQUITY INVESTMENTS, INC., AS PURCHASERS (AS AMENDED OR OTHERWISE MODIFIED, THE "NOTE PURCHASE AGREEMENT").

                             SALESLOGIX CORPORATION

                 SENIOR SUBORDINATED NOTE DUE DECEMBER 31, 2004

                                                               December 31, 1999


         FOR VALUE RECEIVED, the undersigned SALESLOGIX CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to BA TECHNOLOGY I, LLC, a Delaware limited liability company (the "Purchaser"), or registered and permitted assigns, the principal amount of Twenty Five Million Dollars ($25,000,000.00) on December 31, 2004, with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) payable in the manner provided below (i) on the unpaid balance thereof at the rate of eleven percent (11%) per annum from the date hereof, quarterly on the last day of March, June, September and December of each year (provided that if the last day of any such month is not a Business Day, then on the next succeeding Business Day) (each, a "Payment Date"), commencing with the Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (ii) upon and during the occurrence of any Event of Default (as defined in the Note Purchase Agreement), quarterly as aforesaid on any amount then in default (or, at the option of the registered holder, on demand) at the rate of thirteen percent (13%) per annum (but only to the extent permitted by law). The principal amount of this Note shall be payable in full on December 31, 2004.

         Payment of interest herein may be made, for the interest periods ending on March 31, 2000 and June 30, 2000 only, at the option of the Company, in cash or by delivery by the Company to the Holder hereof of a promissory note substantially in the form of this Note and in the principal amount of the interest payment then due (a "Pik Note"). Each Pik Note issued in payment of interest hereunder shall be deemed one of the Notes issued under the Note Purchase Agreement and shall be entitled to all of the benefits thereof and the obligations thereunder. Payment of interest for any other interest periods shall be made in immediately available funds.


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         No provision of this Note shall be deemed to establish or require the payment of interest at a rate in excess of the maximum rate permitted under applicable law. In the event that the rate of interest required to be paid under this Note exceeds the maximum rate permitted under applicable law, the rate of interest required hereunder shall be automatically reduced to the maximum rate permitted by applicable law.

         This senior subordinated promissory note (the "Note") is issued pursuant to the Note Purchase Agreement and is entitled to the benefits thereof and is subordinated in right of payment and collection to the payment of the Senior Indebtedness (as defined in the Note Purchase Agreement) to the extent and in the manner set forth in Article XI of the Note Purchase Agreement.

         This Note is a registered Note and, as provided and subject to the restrictions contained in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary. Reference is hereby made to the Note Purchase Agreement for a description of certain restrictions on the transfer of or sale of a participation interest in this Note.

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

         The Company may redeem this Note in whole or in part in accordance with the terms and provisions of the Note Purchase Agreement. This Note is subject to mandatory redemption by the Company in certain circumstances specified in the Note Purchase Agreement and the maturity hereof may be accelerated following an Event of Default (as defined in the Note Purchase Agreement), all as provided in the Note Purchase Agreement, to which reference is made for the terms and conditions of such circumstances and provisions. In the event this Note is not paid when due, the Company will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees, and the holder hereof shall be entitled to all the rights and remedies set forth in the Note Purchase Agreement.

         All payments in respect of a partial redemption of this Note shall be applied first to all costs, expenses, indemnities and other amounts payable hereunder and under the Note Purchase Agreement, then to payment of default interest, if any, then to payment of accrued interest and thereafter to payment of principal.

         Except as expressly provided herein or in the Note Purchase Agreement, the undersigned hereby waives presentment, demand, protest and all other notices of any kind.


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         IN WITNESS WHEREOF, this Note is executed on the date first above written.


                                             SALESLOGIX CORPORATION


                                             By:________________________________
                                                Name:    Gary Acord
                                                Title:   Chief Financial Officer
                                                         and Secretary


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